Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 1350 of Title 18 of the United States Code, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Matteo Monteverdi, the Chief Executive Officer of Elys Game Technology, Corp. (the “Company”), hereby certifies that based on the undersigned’s knowledge:

1.	The Company’s Annual Report on Form 10-K/A for the period ended December 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 13, 2021

/s/ Matteo Monteverdi

Matteo Monteverdi

Chief Executive Officer

(Principal Executive Officer)